Exhibit 99.4

THWAPR, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
AND THE PERIOD
FROM MARCH 14, 2007 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2009

THWAPR, INC.

CONTENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

BALANCE SHEETS	2

STATEMENTS OF OPERATIONS	3

STATEMENTS OF CASH FLOWS	4

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)	5

NOTES TO FINANCIAL STATEMENTS	6-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
Thwapr, Inc.

We have audited the accompanying balance sheets of Thwapr, Inc. (a development stage Company) (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and 2008, and for the period from March 14, 2007 (date of inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thwapr, Inc. as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years ended December 31, 2009 and 2008, and for the period from March 14, 2007 through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained operating losses, continues to use cash in its operating activities and has negative working capital at December 31, 2009. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rose, Snyder & Jacobs
A Corporation of Public Accountants

Encino, California

April 20, 2010

THWAPR, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

ASSETS

	December 31,	December 31,
	2009	2008
CURRENT ASSETS
Cash and cash equivalents	$23,820	$356
Prepaid Expenses	3,348	-

TOTAL CURRENT ASSETS	27,168	356

PROPERTY AND EQUIPMENT, NET	31,661	-

OTHER ASSETS
Deposits	-	900

TOTAL ASSETS	$58,829	$1,256

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$124,513	$75,222
Due to stockholders	32,370	51,124
TOTAL CURRENT LIABILITIES	156,883	126,346

LONG-TERM LIABILITIES
Convertible note, less discount of $24,792 and $0 at December 31, 2009 and 2008, respectively	208	-
Derivative liability	26,800	-
TOTAL LONG-TERM LIABILITIES	27,008	-

COMMITMENTS AND CONTINGENCIES, Note 5

STOCKHOLDERS' DEFICIT:

Series A preferred stock, $.0001 par value:; 20,000,000 shares authorized; 15,729,212 shares and -0- shares issued and
outstanding at December 31, 2009 and 2008, respectively	1,573	-
Common stock, $.0001 par value; 100,000,000 shares
authorized; 711,200 shares and 14,735,712 shares issued and
outstanding at December 31, 2009 and 2008, respectively	71	1,474
Additional paid-in capital	3,694,190	1,219,002
Deficit accumulated during the development stage	(3,820,896)	(1,345,566)

TOTAL STOCKHOLDERS' DEFICIT	(125,062)	(125,090)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$58,829	$1,256

See report of independent registered accounting firm
and notes to financial statements.

THWAPR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND THE PERIOD
FROM MARCH 14, 2007 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2009

			March 14, 2007
	Year Ended	Year Ended	(Date of Inception)
	December 31,	December 31,	through
	2009	2008	December 31, 2009

REVENUE	$-	$-	$-

COST OF SALES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES:
Professional services	116,267	18,942	165,383
Website development	6,071	16,573	34,644
Technology development	724,021	288,329	1,103,547
Marketing expenses	60,130	32,055	92,185
Consulting fees to management	594,000	428,600	1,307,000
Other consulting fees	773,432	56,390	854,222
Taxes	974	936	2,660
Other operating expenses	197,244	49,727	258,064

TOTAL OPERATING EXPENSES	2,472,139	891,552	3,817,705

LOSS FROM OPERATIONS	(2,472,139)	(891,552)	(3,817,705)

OTHER INCOME (EXPENSES)
Interest income	105	-	105
Interest expense	(3,296)	-	(3,296)
TOTAL OTHER INCOME (EXPENSES)	(3,191)	-	(3,191)

NET LOSS	$(2,475,330)	$(891,552)	$(3,820,896)

Basic and diluted loss per share	$(0.27)	$(0.06)

Weighted average shares	9,021,038	14,473,602

See report of independent registered accounting firm
and notes to financial statements.

THWAPR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008 AND THE PERIOD
FROM MARCH 14, 2007 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2009

			March 14, 2007
	Year Ended	Year Ended	(Date of Inception)
	December 31,	December 31,	through
	2009	2008	December 31, 2009

CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(2,475,330)	$(891,552)	$(3,820,896)
Adjustments to reconcile net loss to
net cash used in operating activities:

Stock-based compensation	612,298	-	612,298
Amortization of note discount	208	-	208
Depreciation expense	5,315	-	5,315
(Increase) decrease in:
Deposits	900	(900)	-
Prepaid expense	(3,348)	-	(3,348)
Increase (decrease) in:
Accounts payable and accrued expenses	51,091	71,372	126,313
Due to stockholders	(18,754)	51,124	32,370
NET CASH USED IN OPERATING ACTIVITIES	(1,827,620)	(769,956)	(3,047,740)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(36,976)	-	(36,976)
NET CASH USED IN INVESTING ACTIVITIES	(36,976)	-	(36,976)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net	1,863,060	448,800	3,083,536
Proceeds from convertible notes payable, net	25,000	-	25,000

NET CASH PROVIDED BY
FINANCING ACTIVITIES	1,888,060	448,800	3,108,536

NET INCREASE (DECREASE)
IN CASH	23,464	(321,156)	23,820

CASH AT BEGINNING OF THE PERIOD	356	321,512	-

CASH AT END OF PERIOD	$23,820	$356	$23,820

SUPPLEMENTARY DISCLOSURE:
Income taxes paid in cash	$936	$1,550	$2,486

See report of independent registered accounting firm
and notes to financial statements.

THWAPR, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD MARCH 14, 2007 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2009

					Additional
	Convertible Preferred Stock		Common Stock		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
BALANCE, MARCH 14, 2007 (Date of Inception)	-	$-	-	$-	$-	$-	$-
Issuance of stock to founders	-	-	4,285,712	429	(429)	-	-
Issuance of stock for cash ($.07 per share)	-	-	10,000,000	1,000	770,676	-	771,676
Net loss	-	-	-	-	-	(454,014)	(454,014)
							-
BALANCE, DECEMBER 31, 2007	-	-	14,285,712	1,429	770,247	(454,014)	317,662
Issuance for cash, ($1.00 per share)	-	-	450,000	45	448,755	-	448,800
Net loss	-	-	-	-	-	(891,552)	(891,552)
							-
BALANCE, DECEMBER 31, 2008	-	-	14,735,712	1,474	1,219,002	(1,345,566)	(125,090)
Issuance for cash ($1.00 per share)	-	-	993,500	99	993,401	-	993,500
Conversion of common stock to preferred stock	15,729,212	1,573	(15,729,212)	(1,573)	-	-	-
Issuance for cash ($1.25 per share)	-	-	711,200	71	869,489	-	869,560
Amortization of warrants	-	-	-	-	612,298	-	612,298
Net loss	-	-	-	-	-	(2,475,330)	(2,475,330)
							-
BALANCE, DECEMBER 31, 2009	15,729,212	$1,573	711,200	$71	$3,694,190	$(3,820,896)	$(125,062)

See report of independent registered accounting firm
and notes to financial statements.

1.	ORGANIZATION AND BASIS OF PRESENTATION

Organization and Nature of Operations

Thwapr, Inc. (“Thwapr” or the “Company”) was incorporated in the State of Delaware on March 14, 2007 under the name Mobile Video Development, Inc.  The primary purpose of Thwapr is to develop systems, applications and software that allow users and brands to share pictures and video to mobile phone users regardless of device, platform or carrier. Additionally, Thwapr expects to enable users to easily capture and share pictures and videos on their phones with other mobile and desktop users and into social networks. Thwapr plans to derive revenues from banner and video advertising on its mobile and desktop websites and from mobile media messaging fees from brand sponsors. Thwapr also plans to sell premium services to users and brands via subscriptions and other fees. In December 2009, Thwapr launched a public beta test of its service.  Thwapr expects to launch its service in 2010 but does not anticipate generating any meaningful revenues until such time that a significant number of users and brands have signed up for and are using the service.   This service will be launched under the name of Thwapr, a trademark it owns.

The technology underlying Thwapr’s product is complex and as such, a significant amount of development expense has gone into the creation of the Thwapr service infrastructure.    To minimize start-up costs, Thwapr uses only consultants for its activities at this time and has no full-time employees and owns no real estate or personal property. For its development and other operations, Thwapr employs independent contractors on a part-time and full-time basis. Thwapr expects to convert most of these independent contractors to employees over time as funding becomes available.

Thwapr’s business is subject to several significant risks, any of which could materially adversely affect its business, operating results, financial condition and the actual outcome of matters as to which it makes forward-looking statements.

Development Stage Activities

Since inception the Company has not conducted any revenue producing business operations. All of the operating results and cash flows reported in the accompanying financial statements from March 14, 2007 through December 31, 2009 are considered to be those related to the development stage activities and represent the 'cumulative from inception' amounts required to be reported pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 (formerly Statements of Financial Accounting Standards (“SFAS”) No. 7, “Development Stage Enterprises”).  The Company is focusing its efforts in two areas during the development stage.  First, the Company is devoting substantial time and resources to software development related to the service it intends to provide.  Second, the Company will spend significant time and resources testing the software against a variety of cell phone models, platforms and carriers.

Capital Structure

In July 2009, the Company amended and restated its Certificate of Incorporation to change its name to Thwapr, Inc., and to increase its authorized number of shares to 200,000,000 of which 180,000,000 shares shall be common stock and 20,000,000 shares shall be preferred stock.  Concurrently, the Company entered into an Exchange Offer Agreement (“Offering”) with all the stockholders of the Company.  Pursuant to the Offering, stockholders at that time exchanged all of their respective shares of common stock of the Company for shares of Series A preferred stock of the Company at a ratio of 1 share of Series A preferred stock for each share of common stock.

The shares of Series A preferred Stock would automatically convert into shares of Common Stock at a ratio of 9 shares of Common Stock for each share of Series A preferred stock upon the occurrence of either of the following events:

(a)	the three year anniversary of the Offering and the Company obtains at least 10,000,000 active registered users, or

(b)	change of control in the Company.

The Series A preferred stockholders exercise voting rights on an as-converted basis.

Subsequently, the Company began an offering to sell 2,500,000 shares of common stock at an offering price of $4.00 per share for an aggregate offering amount of $10,000,000. In November 2009, the Company retroactively re-priced the stock offering to $1.25 per share and, as a result, issued additional shares to investors who had previously purchased Common Stock so that the number of shares they hold is equal to the amount of money invested divided by $1.25, with partial shares rounded up.  The effect of this re-pricing was an increase to the number of shares of common stock sold from 168,500 to 539,200 at the time of the re-pricing.  In addition, for every ten shares of common stock purchased the stockholder received one warrant convertible into one share of common stock for five years at a price of $1.25 per share.  The weighted average number of shares outstanding used to compute the loss per share reflects the effect of the re-pricing.

Going Concern

The Company has sustained operating losses since its inception and has negative working capital and an accumulated deficit. The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s ability to continue as a going concern and the appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions.  Management is seeking investors and believes the reverse merger into the Public Shell (Note 9) will help raise capital, which will allow the Company to pursue the development of its software and business model.  However, there can be no assurance that the Company will be able to raise sufficient capital to fully implement its business model.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Management uses its historical records and knowledge of its business in making estimates.  Accordingly, actual results could differ from those estimates.

Fair Value Measurements

The Company measures its financial assets and liabilities at fair value.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date.  Additionally, the Company is required to provide disclosure and categorize assets and liabilities measured at fair value into one of three different levels depending on the assumptions (i.e., inputs) used in the valuation.  Level 1 provides the most reliable measure of fair value while Level 3 generally requires significant management judgment.  Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement.  The fair value hierarchy is defined as follows:

•	Level 1 – quoted prices in active markets for identical assets or liabilities,
•	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date,
•	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The following table summarizes fair value measurements by level at December 31, 2009 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III
Cash and cash equivalents	$23,820	$-	$-
Derivative liability	$-	$-	$26,800

The carrying amount of certain financial instruments, including cash and cash equivalents and accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

The following table sets forth a summary of changes in the fair value of the Company’s level 3 assets (conversion feature and warrants) for the year ended December 31, 2009.

Level 3 Assets
Derivative Liability
Balance as of January 1, 2009	$-
Establishment of derivative liability	26,800
Balance as of December 31, 2009	$26,800

The Company used the Black-Scholes option pricing model for estimating the fair value of the note conversion feature and the warrants at $26,800 with the following assumptions: expected life of 5 years; risk-free interest rate of 2.00%; dividend yield of 0%; and expected volatility of 200%.

Technology Development

Technology development costs are expensed as incurred.  These costs primarily include the costs associated with the development and testing of video and picture sharing technology.  During the years ended December 31, 2009 and 2008, technology development costs amounted to $724,021 and $288,329, respectively.  From March 14, 2007 (inception) through December 31, 2009, technology development costs amounted to $1,307,547.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with FASB ASC 740-10.  Under this standard, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates expected to be in effect for the year in which the differences are expected to reverse.  Deferred income tax assets are reduced by a valuation allowance when the Company is unable to make the determination that it is more likely than not that some portion or all of the deferred income tax asset will be realized.

Earnings (Loss) per Share

The Company utilizes FASB ASC 260.  Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

Recently Issued Accounting Pronouncements

In June 2009, the FASB issued FASB ASC 105, Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification as the sole source of authoritative generally accepted accounting principles. Pursuant to the provisions of FASB ASC 105, we have updated references to GAAP in our financial statements. The adoption of FASB ASC 105 did not impact the Company's financial position or results of operations.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS 167"), codified as FASB ASC 810-10, which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. FASB ASC 810-10 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. FASB ASC 810-10 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. FASB ASC 810-10 also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. FASB ASC 810-10 is effective for fiscal years beginning after November 15, 2009. We don't believe the adoption of FASB ASC 810-10 will have an impact on the Company's financial condition, results of operations or cash flows.

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 166"), codified as FASB ASC 860, which requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. FASB ASC 860 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets and requires additional disclosures. FASB ASC 860 is effective for fiscal years beginning after November 15, 2009. We don't believe the adoption of FASB ASC 860 will have an impact on the Company's financial condition, results of operations or cash flows.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165") codified in FASB ASC 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 855-10-05 is effective for interim and annual periods ending after June 15, 2009. FASB ASC 855-10-05 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"), codified in FASB ASC 820-10-65, which provides additional guidance for estimating fair value in accordance with ASC 820-10 when the volume and level of activity for an asset or liability have significantly decreased. ASC 820-10-65 also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have an impact on the Company's results of operations or financial condition.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,	December 31,
	2009	2008
Computer equipment	$30,340	$-
Furniture andfixtures	6,636	-
	36,976	-
Accumulateddepreciation	(5,315)	-
Propertyandequipment, net	$31,661	$-

Depreciation expense for the year ended December 31, 2009 was $5,315.

4.	RELATED PARTY TRANSACTIONS

Payment for Consulting Services

Principals of Synthetica Holdings, LLC (“Synthetica”), a former shareholder of the Company, provide general management services to the Company in the form of a Chairman, CEO, and In-house Counsel.   Amounts paid to Synthetica principals were in lieu of salaries and represented compensation for services rendered as executives, directors and the attorney of the Company. During the years ended December 31, 2009 and 2008 and the period from March 14, 2007 (date of inception) through December 31, 2009, the amount paid to Synthetica principals totaled $617,600, $406,800 and $1,276,400, respectively.

5.	COMMITMENTS AND CONTINGENCIES

Cash Deposits

The Company maintains its cash at a financial institution.  The account is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.  On October 3, 2008, the FDIC temporarily increased its coverage from $100,000 to $250,000 per depositor through December 31, 2013.  The Company’s cash account, at times, may exceed federally insured limits.

Development Contracts

The Company has a contract with one vendor to develop software and a corresponding user interface that will allow mobile phone users to send videos and pictures captured on their phone to other mobile phone users.  The contract can be terminated by the Company with 15-days written notice or by the vendor with 30-days written notice.

The Company has a consulting agreement with another vendor regarding the development of a mobile phone application prototype.  The contract can be terminated by the Company with a 2-week notice.  The completion of the project will cost approximately $115,000 of which $25,000 was accrued for by the Company as of December 31, 2009.

The Company has an agreement with another vendor who provides hosted video transcoding services and other related services and deliverables.  Either party may terminate the agreement with a 30-day notice.  Total fee for the services is a minimum of $42,000 for 12 months.  The Company incurred $3,000 of service fees as of December 31, 2009.

6.	INCOME TAXES

The Company has adopted FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” codified in FASB ASC 740-10.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement 109, "Accounting for Income Taxes" codified in FASB ASC 740-10, and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities.  The Company is subject to examination for all years it has filed income tax returns.  The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.  The Company’s policy is to include interest and penalties related to unrecognized tax benefits within the provision for income taxes.  The Company’s review of prior year tax positions using the criteria and provisions presented in FIN 48 did not result in a material impact on the Company’s financial position or results of operations.

At December 31, 2009, the Company has net operating loss carryforwards available for federal tax purposes, which expire from 2027 to 2029.  The amount of net operating losses which may be utilized in future years may be subject to significant annual limitations should an ownership change occur. The Company also has operating loss carryforwards available for California income tax purposes, which expire from through 2029.

At December 31, 2009 and 2008, total deferred income tax asset consist principally of net operating loss carryforwards in amounts still to be determined.  For financial reporting purposes, a valuation allowance has been recognized in an amount equal to such deferred income tax asset due to the uncertainty surrounding its ultimate realization.

At December 31, 2009, the Company files income tax returns with the Internal Revenue Services (“IRS”) and the state of California.  For jurisdictions in which tax filings are made, the Company is subject to income tax examination for all fiscal years since inception.  Our review of prior year tax positions using the criteria and provisions presented by the FASB did not result in a material impact on the Company’s financial position or results of operations.

7.	CONVERTIBLE PROMISSORY NOTES

On November 2, 2009, the Board of Directors of the Company authorized the issuance of Convertible Notes bearing simple interest at 5%, convertible on the same conditions as the next major equity financing of the Company in excess of $2.0 million.  Additionally, each investor in the notes will be issued, upon conversion of the Notes, warrants in an amount of 10% of the number of shares obtained during the conversion and such warrants would be price at the price stock upon conversion.  Also, upon reorganization, consolidation or merger, the Company, at its sole discretion, may convert the principal amount of the Notes and all accrued and unpaid interest, into securities or cash, as the case may be, at a price of $1.25 per share.  As of December 31, 2009 the Company had issued Convertible Notes aggregating $25,000.

8.	STOCKHOLDERS’ EQUITY

Between January 27, 2009 and June 11, 2009, the Company sold an aggregate of 993,500 shares of common stock to the Company’s largest stockholder.  Each share was sold at a price of $1.00 per share.  These shares were converted to Series A preferred stock on July 29, 2009.

Between July 31, 2009 and December 16, 2009, the Company sold an aggregate of 711,200 shares of common stock in private placements with institutional and accredited investors.  Each share of common stock was priced at $1.25 per share, and as an added incentive, for every 10 shares purchased, a five-year warrant to purchase one share at a price per share of $1.25 was added.  In total, the Company issued to these investors 71,120 warrants along such terms described above.

Re-pricing of Previously Sold Common Stock

In November 2009, the Company retroactively re-priced their stock offering to $1.25 per share from $4.00 per share and, as a result, issued additional shares to investors who had previously purchased common stock so that the number of shares they hold is equal to the amount of money invested divided by $1.25, with partial shares rounded up.  The effect of the re-pricing was an increase to the number of shares of common stock sold, from 168,500 shares to 539,200 shares.  Additionally, for every ten shares of common stock purchased each stockholder receives one warrant convertible into one share of common stock for five years at a price of $1.25 per share.

Warrant Agreements

On March 1, 2009, the Company issued warrants to consultants to purchase 70,000 shares at $1.00 per share.

The Company used the Black-Scholes option pricing model for estimating the fair value of the warrants at $70,000 with the following assumptions: average expected life of 10 years; average risk-free interest rate of 1.82%; dividend yield of 0%; and expected volatility of 200%.

On April 15, 2009 and May 11, 2009 the Company issued warrants to consultants, vendors and advisors to purchase a total of 1,170,000 at $1.00 per share.  Such warrants vest over a period of 18 months with one-third of the warrants vesting at the end of each six month period from the date of issuance.

The Company used the Black-Scholes option pricing model for estimating the fair value of the warrants at $1,152,450 with the following assumptions: average expected life of 5-3/4 years; average risk-free interest rate of 2.93%; dividend yield of 0%; and expected volatility of 200%.

On November 2, 2009 all of the warrants described above were converted to warrants for Series A preferred shares described in Note 1.  The shares of Series A preferred stock shall automatically convert into shares of common stock at a ratio of 9 shares of common stock for each share of Series A preferred Stock upon the occurrence of either of the following events:

(a)	the three year anniversary of the Offering and the Company obtains at least 10,000,000 active registered users, or

(b)	change of control in the Company.

In preparation for a reverse merger into a public shell, on February 19, 2010 the Company converted all of the warrants for Series A preferred shares into warrants for common stock with such stock underlying the warrants being restricted from sale until the prior conditions for conversion to common from preferred are met.

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock issued to employees and non-employees of the Company.  These warrants were granted in lieu of cash compensation for services performed or as part of fundraising related to the sale of the Company’s common stock.

	Number of	Average
	Shares	Exercise Price
Outstanding At December 31, 2008	-	$-
Granted	1,311,120	1.01
Expired/cancelled	(23,333)	1.00
Exercised	-	-
Outstanding at December 31, 2009	1,287,787	$1.01
Exercisable at December 31, 2009	671,120	$1.03

	Awards Outstanding			Awards Exercisable

Exercise Price	Quantity	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Quantity	Weighted Average Reamining Contractual Life	Weighted Average Exercise Price
$1.00	$1,216,667	9.8 years	$1.00	$1.00	9.8 years	$1.00
$1.25	$71,120	4.7 years	$1.25	1.25	4.7 years	$1.25

Warrants to purchase 70,000 share of stock at $1,00 per share have no maturity date.

Compensation expenses related to outstanding warrants at December 31, 2009 is expected to amount to $610,000 for the year ending December 31, 2010.

9.	SUBSEQUENT EVENTS

Reverse Merger into Public Shell

On March 29, 2010 (the “Closing Date”), Seaospa, Inc., a Nevada corporation (“Seaospa”), closed a voluntary share exchange transaction with Thwapr, Inc., a Delaware corporation (“Thwapr”), that is a mobile to mobile video and photo service provider, pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among Seaospa, certain stockholders of Seaospa, Thwapr and the stockholders of Thwapr (the “Thwapr Stockholders”).
Prior to the voluntary share exchange under the Exchange Agreement (“Exchange Transaction”), Seospa was a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  As a result of the Exchange Transaction, the Thwapr Stockholders acquired approximately 90% of Seospa issued and outstanding common stock, Thwapr became Seospa's wholly-owned subsidiary, and Seospa Company acquired the business and operations of Thwapr.

In preparation for a reverse merger into a public shell, on February 19, 2010 the Company converted all of the Series A preferred shares into common stock with such stock being restricted from sale until the prior conditions for conversion to common from preferred are met.

On April 8, 2010, April 15, 2010 and April 20, 2010, the Company issued three promissory notes for $20,000 each to a stockholder bearing interest at 7%.  The notes are due April 7, 2011, April 14, 2011, and April 20, 2011, respectively.

As of April 15, 2010, an additional 402,400 shares of common stock had been sold at a price of $1.25 per share with proceeds net of expenses of $495,500.